As filed with the Securities and Exchange Commission on July 24, 1998.
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------
                                 LECHTERS, INC.
             (Exact name of registrant as specified in its charter)
       New Jersey                                       No. 13-2821526
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

                          1 Cape May Street, Harrison,
                              New Jersey 07029-9998
           (Address of principal executive office, including zip code)

                               ------------------
                                 LECHTERS, INC.
                          1998 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)
                               ------------------
                                  Donald Jonas
                             Chairman of the Board,
                      Chief Executive Officer and President
                                 Lechters, Inc.
                 1 Cape May Street, Harrison, New Jersey, 07029
                                 (973) 481-1100
(Name, address, and telephone number, including area code, of agent for service)

                               ------------------
                                   Copies to:
                            Bernard D. Fischman, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                          New York, New York 10019-5389
                                 (212) 424-8000

                               ------------------
                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
  Title of each        Amount to be      Proposed maximum       Proposed maximum           Amount of
class of securities     registered*       offering price       aggregate offering      registration fee
 to be registered                            per share               price**
--------------------------------------------------------------------------------------------------------
   Common Stock          1,000,000             $5.00              $5,000,000               $1,475
(without par value)        shares
--------------------------------------------------------------------------------------------------------

*In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

**Determined on the basis of the average of the high and low sale price on July 20, 1998, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents, which have heretofore been filed by Lechters, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

     1. The Company's Annual Report on Form 10-K for the year ended January 31, 1998.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended May 2, 1998.

     3. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendments thereto.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part hereof from the date of filing of such documents.

Item 5.   Interests of Named Experts and Counsel.

     The financial statements and schedules of the Company, which are incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended January 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as indicated in their report with respect thereto. Such financial statements and schedules are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The legality of the shares of Common Stock of the Company will be passed upon for the Company by LeBoeuf, Lamb, Greene & MacRae, L.L.P. Bernard D. Fischman, a director and shareholder of Lechters, Inc., is Of Counsel to LeBoeuf, Lamb, Greene & MacRae, L.L.P.

Item 6.   Indemnification of Directors and Officers.

     Section 14A:3-5(2), (3) and (4) of the New Jersey Business Corporation Act ("NJBCA") provides that: "(2) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in paragraphs 14A:3-5(2)(a) and 14A:3-5(2)(b). (3) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper. (4) Any corporation organized for any purpose under any general or special law of this State shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein."

     Section B of Article SEVENTH of the Company's Restated Certificate of Incorporation provides that: "every Corporate Agent of the Company who was or is made a party or is threatened to be made a party to or is involved in any Proceeding by reason of his or her service as a Corporate Agent of the Company, whether or not the basis of such Proceeding is an alleged action in an official capacity as a director, employee or agent or in any other capacity (including service with respect to an employee benefit plan), shall be indemnified and held harmless by the Company to the fullest extent permitted by the Act, as the same exists today or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the Act permitted the Company to provide prior to such amendment), against all Expenses and Liabilities (including without limitation ERISA excise taxes or penalties). The rights provided herein are intended to extend to all Proceedings (including, without limitation, Proceedings by or in the right of the Company), and the indemnification against Liabilities in connection with Proceedings by or in the right of the Company is specifically provided for to the fullest extent permitted by law. The rights of indemnification provided hereunder shall also include the right to the advance of Expenses to the fullest extent permitted by law. The rights provided hereunder shall not exclude any other rights to which a Corporate Agent may be entitled under the bylaws of the Company or under any agreement, vote of shareholders or otherwise."

     NJBCA Section 14A:2-7(3) provides that: "The certificate of incorporation may provide that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders,
(b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. As used in this subsection, an act or omission in breach of a person's duty of loyalty means an act or omission which that person knows or believes to be contrary to the best interests of the corporation or its shareholders in connection with a matter in which he has a material conflict of interest."

     Article SIXTH of the Company's Restated Certificate of Incorporation provides that: "No director or officer of the Company shall be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except that this Article Sixth shall not relieve any director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such officer's or director's duty of loyalty to the Company or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such director or officer of an improper personal benefit. No amendment to or repeal of this Article Sixth and no amendment, repeal or termination of effectiveness of any law permitting the exemption from liability provided for herein shall apply to or have any effect on the liability or alleged liability of any director or officer for or with respect to any acts or omissions of such director or officer occurring prior to such amendment, repeal or termination of effectiveness."

     The Company has an insurance policy insuring the Company and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.


Item 8.   Exhibits.


     Exhibit No.


     *4(a)    Certificate   of   Incorporation  of  the  Company,   as  restated
              (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement, File No. 33-29465)

     *4(b) By-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement, File No. 33-40372)

     *4(c)    Preferred   Stock   Purchase    Agreement   dated   April 5,  1996
              (incorporated  herein  by  reference  to   the   Company's  Annual
              Report on Form 10-K for the year ended February 1, 1997)

     *4(d) Indenture, dated as of September 27, 1991, between the Company and Chemical Bank, as Trustee (Chase Manhattan Bank as successor) (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended January 25,
              1992)

     5        Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

     23(a)    Consent  of  LeBoeuf, Lamb, Greene &  MacRae,  L.L.P. (included in
              Exhibit 5)

     23(b)    Consent of  Deloitte & Touche LLP

     24       Power of Attorney (included on the signature page)


     * Incorporated herein by reference


Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, an officer and/ or director of Lechters, Inc. (the "Company"), does hereby constitute Ira
S. Rosenberg his true and lawful attorney and agent with full power and authority on his behalf to sign his name in such capacity to any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and other necessary or appropriate forms or statements to be filed with the Securities and Exchange Commission for the purpose of registering, under the Securities Act of 1933 shares of common stock of the Company to be issued pursuant to the Company's 1998 Long-Term Incentive Plan.


                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrison, State of New Jersey on the 23rd day of July, 1998.


                                             LECHTERS, INC.


                                             By:  /s/ Donald Jonas
                                                -----------------------------
                                                      Donald Jonas
                                                  Chairman of the Board,
                                                Chief Executive Officer and
                                                         President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date or dates indicated.


Signature                          Title                               Date



/s/ Donald Jonas                   Chairman of the Board,          July 23, 1998
-------------------------------    Chief Executive Officer
Donald Jonas                       and President



/s/ James J. Sheppard              Senior Vice President and       July 23, 1998
-------------------------------    Chief Financial Officer
James J. Sheppard



/s/ Martin S. Begun                Director                        July 23, 1998
-------------------------------
Martin S. Begun



/s/ Charles A. Davis               Director                        July 23, 1998
-------------------------------
Charles A. Davis



/s/ Bernard D. Fischman            Director                        July 23, 1998
-------------------------------
Bernard D. Fischman



/s/ Robert Knox                    Director                        July 23, 1998
-------------------------------
Robert Knox

Signature                          Title                               Date



/s/ Anthony E. Malkin              Director                        July 23, 1998
------------------------------
Anthony E. Malkin



/s/ Roberta S. Maneker             Director                        July 23, 1998
------------------------------
Roberta S. Maneker



/s/ Norman Matthews                Director                        July 23, 1998
-------------------------------
Norman Matthews



/s/ John Wolff                     Director                        July 23, 1998
-------------------------------
John Wolff



/s/ Stephen Westerfield            Director                        July 23, 1998
-------------------------------
Stephen Westerfield

                                  EXHIBIT INDEX

Exhibit
   No.                                                                  Page No.

  *4(a) Certificate of Incorporation of the Company, as restated (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement, File No. 33-29465)

  *4(b)   By-laws of the Company  (incorporated  herein by  reference to Exhibit
          3.2 to the Company's Registration Statement, File No. 33-40372)

  *4(c) Preferred Stock Purchase Agreement dated April 5, 1996 (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended February 1, 1997)

  *4(d) Indenture, dated as of September 27, 1991, between the Company and Chemical Bank, as Trustee, (Chase Manhattan Bank, as successor) (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended January 25, 1992)

  5       Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

  23(a)   Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit
          5)

  23(b)   Consent of Deloitte & Touche LLP

  24      Power of Attorney (included on the signature page)







----------------------------------------
  * Incorporated herein by reference